Exhibit 16









                                                                   April 6, 2004

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

On April 5, 2004, the undersigned firm received a copy of a Current Report on Form 8-K (the "Form 8-K") to be filed by Penthouse International, Inc (the "Registrant") reporting among other things a change in the Registrant's certifying public accountant under Item 4 of such form.

We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in the Form 8-K.


  Yours very truly,

/s/ Weinberg & Company, P.A.
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Weinberg & Company, P.A.